EXHIBIT 11

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                                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                          FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                          --------------------------------------------------
                                            (Millions of dollars, except per share amounts)

                                                                                                  (Unaudited)
                                                                                             --------------------
                                                                                             For the three months
                                                                                                ended March 31,
                                                                                             --------------------
                                                                                              1997           1996
                                                                                              ----           ----
Primary Net Income Per Common Share
-----------------------------------

     Net income                                                                            $   980         $   386

         Less: Preferred stock dividend requirements                                           (14)            (15)
                                                                                           -------         -------
     Primary net income available for common stock                                         $   966         $   371
                                                                                           =======         =======

     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                                 260,071         260,654
                                                                                           -------         -------

     Primary net income per common share                                                   $  3.72         $  1.42
                                                                                           =======         =======


Fully Diluted Net Income Per Common Share
-----------------------------------------

     Net income                                                                            $   980         $   386

         Less:  Preferred stock dividend requirements of non-dilutive and anti-dilutive issues and adjustments to net income
                associated with dilutive securities                                             (5)             (6)
                                                                                           -------         -------

     Fully diluted net income                                                              $   975         $   380
                                                                                           =======         =======

     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                                 260,071         260,654

     Additional  shares   outstanding   assuming  full  conversion  of  dilutive
         convertible securities into common stock, (thousands):
              Convertible debentures                                                           144             147
              Convertible Preferred Stock
                  Series B ESOP                                                              9,227           9,526
                  Series F ESOP                                                                571             623
              Other                                                                            226             158
                                                                                           -------         -------

     Average number of fully diluted common shares outstanding
         for computation of earnings per share (thousands)                                 270,239         271,108
                                                                                           =======         =======

     Fully diluted net income per common share                                             $  3.61         $  1.40
                                                                                           =======         =======

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